                            GRANT OF ROYALTY INTEREST
                      FOR FIXED TERM, MODIFICATION OF PRIOR
                        ROYALTY GRANTS AND ASSIGNMENT OF
                    ROYALTY BUYOUT RIGHTS UNDER PRIOR GRANTS

         This Grant of Royalty Interest for Fixed Term, Modification of Prior Royalty Grants and Assignment of Royalty Buyout Rights Under Prior Grants (the "Grant") is executed this ___ day of March, 1998, by Calais Resources Colorado, Inc., Worthy Down, Suite 1001, Graeme Hall, Christ Church, Barbados, West Indies ("CRCI"), in favor of:

                             Mr. Thomas S. Hendricks
                                  P. O. Box 653
                            Nederland, CO 80466-0653

                              Marjorie J. Hendricks
                              715 North 30th Street
                           Colorado Springs, CO 80904

                                John R. Henderson
                             1151 W. Enclave Circle
                              Louisville, CO 80027

(the "Royalty Holders"), and with the consent of Hendricks Mining Co. a/k/a Hendricks Mining Company, a Colorado Corporation, P. O. Box 653, Nederland, CO 80466 ("Hendricks Mining Co." or "Hendricks").

         WHEREAS, Hendricks and Royalty Holders have previously been parties to the following named instruments recorded in the records of Boulder County,
Colorado:

                  Grant of Royalty Interest for Fixed Term dated January 28, 1993 and recorded on February 2, 1993 at Film 1796, R.N. 1262619 (attached as Exhibit B hereto);

                  Grant of Royalty Interest for Fixed Term dated October 21, 1993 and recorded on November 18, 1993 at Film 1904, R.N. 1363246 (attached as Exhibit C hereto); and

                  First Modification of Grant of Royalty Interest for Fixed Term dated October 21, 1993 and recorded on March 28, 1994 at Film 1955, R.N. 1409545 (attached as Exhibit D hereto);

(together known as the "Prior Grants"); and

         WHEREAS, CRCI is acquiring the assets of Hendricks in a reorganization; and

         WHEREAS, the parties have agreed to further clarify the terms of the Prior Grants and to modify the Prior Grants as to specific terms in connection with the further grant by CRCI of the royalty interests described herein; and

         WHEREAS, Hendricks and CRCI wish to clarify the assumption by CRCI of the obligation to make royalty payments as the same may become due by virtue of its acquisition of the property titles of Hendricks and subsequent production, if any, from the Properties names here and in the Prior Grants;

         NOW, THEREFORE, for and in consideration of other good and valuable consideration, the receipt of which is hereby acknowledged and confirmed by CRCI, CRCI does, for itself, its successors and assigns, hereby grant to the Royalty Holders (in the percentage interests set forth below) a 2% Net Smelter Return Royalty Interest (the "Royalty") applicable to ores and minerals mined from the properties listed on Exhibit A attached hereto (the "Properties"), on the following terms:

         1.       Grant of Royalty.

         The Royalty shall be two percent (2.0%) of Net Smelter Returns from the ores, minerals, concentrates or dore ("Material") mined from the Properties and sold or distributed.

         The Royalty shall be distributed in the following percentages, or otherwise as the Royalty Holders shall direct:

                  Thomas S. Hendricks                85.354% of 2.0%
                  Marjorie J. Hendricks              10.101% of 2.0%
                  John R. Henderson                   4.545% of 2.0%

         2.       Term of Royalty Grants.

         The term of the Royalty Interest shall be twenty (20) years from the date hereof, and shall apply to Material mined from the Properties (whether or not sold or distributed) on or prior to the termination date.

         3.       Definitions.

         "Net Smelter Returns" as used herein shall mean the gross revenues received by CRCI for all Material produced and sold from the Properties less only the actual costs of sale, insurance, smelting or refining and the cost of transportation to the smelter or refinery or other arms length purchaser. For the purpose of this section, "actual costs of smelting or refining" shall be defined as excluding the costs of mining, milling, heap or other leaching and/or in-situ processing.

         If CRCI elects to forward sell gold and/or silver, the Royalty shall not be determined by the forward sale price. Instead, the Royalty shall be determined based upon the actual arm's length sale price of gold and silver or in the case of delivery of metal pursuant to a forward sale contract, by Imputed Gross Revenues. "Imputed Gross Revenues" received by CRCI for such gold and/or silver shall be deemed to be the spot price as quoted by the London PM fixing for gold and the Handy and Harman, New York price for and silver on the date the gold and silver is delivered ("Other Delivery") by CRCI under a forward sale contract or the date upon which CRCI makes a distribution. The Royalty will be calculated by deducting the allowable deductible costs set forth above from the Imputed Gross Revenues deemed to have been received by CRCI.

         4.       Time for Payment of Royalty.

         The Interest herein granted shall be paid to the Royalty Holders during the next calendar month succeeding the calendar month in which sales proceeds are realized or in which distribution to working or other interest holders, or Other Delivery, is made, such payment to be accompanied by a detailed smelter or other sale settlement sheet together with a copy in suitable detail of the calculation used in determining the royalty payment. If Material is distributed (a "Distribution") rather than sold to an arm's length purchaser, the Royalty shall be calculated and paid by CRCI to the Royalty Holders as though Materials produced and sold from the Properties had been sold to a smelter, refinery or other purchaser by CRCI in an arm's length transaction, meaning that CRCI shall determine what its Imputed Gross Revenues would have been had the Material been sold in an arm's length transaction. CRCI then shall deduct from the Imputed Gross Revenue figure the costs and charges referred to in Section 3. All royalty payments made to the Royalty Holders pursuant to this Section 4 shall be accompanied by a statement showing how the royalty interest payment was calculated. If the parties disagree, the matter shall be resolved in accordance with the Commercial Arbitration Rules of the American Arbitration Association in Denver, Colorado.

         5.       Tax Matters.

         The Royalty Holders, by accepting the Grant, hereby agree to pay any tax, including any metalliferous production tax or severance tax (now existing or enacted in the future) applicable to their two percent (2.0%) Royalty as the same is defined herein. Each party shall be individually responsible for payment of its own taxes upon income, whether State, Federal or local in nature.

         6.       Intent of Parties.

         In addition to the Grant evidenced by this Agreement, this Grant shall also constitute:

                  a. A contract between CRCI and the Royalty Holders, their respective successors and assigns, to pay the Royalty Interest as and when due; and

                  b. A mutual covenant running with the Properties expiring upon the termination date provided inss.2 above.

         In the event that any court of competent jurisdiction should find, after any period for appeal has expired, that the Royalty granted herein is, instead, a grant of an undivided two percent (2.0%) interest in the Properties (which the parties do not intend), then and only then such interest shall be deemed to be leased to CRCI, as the case may be, for the twenty (20) year term, at a lease royalty rate equivalent to one hundred percent (100%) of gross revenues attributable to the two percent (2%) interest, less an equivalent percentage of deductible costs as defined above, to be paid in the manner provided herein as and when due.

         Such lease would terminate on the twenty (20) year anniversary date hereof subject only to accounting for ores previously severed, and title to CRCI's interest in the Properties would be deemed to revest in CRCI, as the case may be, or its successor in title to the Properties.

         7.       Continued Application of Grant.

         This Grant shall continue to apply to any amendment, relocation or new location of any unpatented mining claims listed in Exhibit A or in the Prior Grants (or, if the 1872 Mining Act be changed, to any new or successor interest as may be established or provided for under any successor law, including, but not limited to, a conversion or relocation of the unpatented claims) or, if applicable, after the grant of a mineral patent or patents. In the event that a successor interest is created, CRCI agrees to evidence this grant in the form of a new recordable writing applicable to the new or successor interest.

         8.       Place of Payment.

         Unless directed otherwise in writing by the Royalty Holders, CRCI's payment obligations hereunder shall be deemed satisfied by making such payments as are required hereunder to any bank account which may be jointly designated by the Royalty Holders, or by making payment to their last known address, which Royalty Holders shall supply to CRCI as the same may change. With each royalty payment, CRCI shall supply the Royalty Holders with originals or copies of originals of the settlement documentation.

         9.       Right of First Refusal to CRCI.

         If the Royalty Holders receive a bona fide offer which they are willing to accept for the Royalty or any part thereof or negotiates the sale of their Royalty or any part thereof within its term, the Royalty Holders shall immediately give written notice thereof to CRCI. The notice shall include a disclosure of the prospective purchaser's identity, address and telephone numbers and shall specify the price of the interest being sold or disposed of and all other terms and conditions of the offer, including a description of any non-cash consideration and its estimated cash value. If the parties disagree as to the cash value of any such non-cash consideration, the matter shall be resolved in accordance with the Commercial Arbitration Rules of the American Arbitration Association in Denver, Colorado. For a period of thirty (30) days following receipt of such notice or the determination of arbitration of the cash value of any non-cash consideration included in the notice, whichever is later, CRCI shall have the first right or option to acquire the Royalty or the part thereof being sold or disposed of by the Royalty Holders upon the terms stated in the notice. The first right or option of CRCI to acquire the Royalty or interest therein being sold or disposed of by the Royalty Holders shall be exercised by written notice to the Royalty Holder within thirty (30) days from the effective date of the original notice to CRCI or from an arbitrator's decision on the cash value of any non-cash consideration included in the offer or such first right or option shall terminate. If CRCI exercises its option, closing of the acquisition shall take place within ten (10) days following the date of the exercise of the option which shall be the date that written notice of exercise is delivered to Royalty Holders. The Royalty Holders shall execute an assignment of the Royalty or part thereof being sold or disposed of by the Royalty Holders to CRCI which shall contain a special warranty that the interest being assigned is free and clear of all liens, claims, clouds and encumbrances arising by, through or under the Royalty Holders. At closing, CRCI shall deliver to the Royalty Holders the cash consideration (including the estimated value of any non-cash consideration) for the interest being acquired by CRCI by cashier's check or certified funds.

         If CRCI fails to exercise its option as herein provided, the Royalty Holders may accept the bona fide offer extended to them or close the transaction they negotiated for the disposal of their Royalty or part thereof subject to being sold or disposed of; provided, however, that the Royalty Holders may not dispose of their interest for a consideration less favorable to them than the terms specified in the original notice given to CRCI hereunder and provided, further, that if the Royalty Holders have not completed the sale of their interest, or the portion thereof set forth in the notice, within sixty (60) days following the expiration of the thirty (30) day refusal period provided above, the provisions of this right of refusal shall again become effective.

         10.      Partial Buyout Option to CRCI.

         CRCI shall have the right and option to elect to purchase one-half (1/2) of the Royalty (or a maximum 1% Net Smelter Return Royalty out of the 2% Royalty granted) from the Royalty Holders at any time during its term for the option price of Seven Hundred Fifty Thousand Dollars U.S. in cash ($750,000.00) ("Buyout Option"). The remaining 1% Net Smelter Return Royalty is subject to buyout only upon further written agreement of all parties. Upon CRCI's informing the Royalty Holders of its written election to purchase, there shall be created an agreement for the Royalty Holders to sell, and for CRCI to purchase, the Royalty.

         Closing shall be held at 1720 14th Street, Suite 200, in Boulder, Colorado or at such other location within Boulder, Colorado, as may be designated by Royalty Holders, on the 15th business day following the date of receipt of the written notice. The transfer shall be by Bargain and Sale Deed.

         The parties agree that the value of the Royalty is highly speculative; Royalty Holders, for their part, agree that the grant of the Buyout Option is absolute, and that the Buyout Option may be exercised at any time during its term, including in the event that minerals in commercial quantities are discovered on the Properties. For the purposes of clarity, the giving of notice of exercise of the Buyout Option shall be the cutoff date for accounting for Material upon which payment to the Royalty Holders of the Royalty may be due and owing as of the date of Closing, being all Material which has been sold or distributed as of that date.

         11.      Modification of Prior Grants.

         CRCI, Hendricks and the Royalty Holders hereby jointly agree to the following modifications to the Prior Grants :

                  a. Hendricks hereby assigns to CRCI all of its right, title and interest in and to any right of first refusal and the buyout rights granted or reserved in the Prior Grants to Hendricks. Effective this date, CRCI shall hold the full right, title and interest in and to the rights of first refusal and buyout rights, including any contained Buyout Option, contained in the Prior Grants, and Hendricks shall have no further interest therein.

                  b. The Buyout Option contained inss.10, above, shall, without any increase in the purchase price, apply to the royalty interests granted to the Royalty Holders in the Prior Grants. The Purchase Price for the Buyout Option contained in this grant, the Prior Grants, and any future grants pursuant to this instrument, shall henceforth be U.S. $750,000.00 for one-half of the Net Smelter Return Royalty, being a maximum 1.0% out of the 2.0% grant. The buyout right to purchase the Royalty Interest in its entirety is hereby eliminated from the Prior Grants, absent the further signed, written agreement of the parties. The Prior Grants are hereby modified to eliminate the right or option to purchase, without the Royalty Holders' further written consent, the entire Royalty.

                  c. The royalty grant of one percent (1%) of Net Smelter Returns contained in the Grant of Royalty Interest for Fixed Term dated October 21,1993 and the First Modification of Royalty Interest for Fixed Term dated October 21, 1993 is hereby increased from one percent (1%) to two percent (2%) of Net Smelter Returns. CRCI hereby bargains, sells, conveys and grants such additional royalty to Royalty Holders as to those properties named in the two referenced Prior Grants.

                  d. The term of the royalty grant contained in the Prior Grants is hereby extended as follows:

                                    The term of the royalty interest granted herein and in the Prior Grants is hereby modified to be twenty (20) years from the date hereof, being March ____, 1998 to 11:59 p.m. on March ____, 2018, and shall apply to all Material mined from the

                                    Properties (whether or not sold or
                                    distributed) on or prior to the time and date of termination.

                  e. Exhibit B to the Grant of Royalty Interest for Fixed Term recorded at Film 1796, R.N. 1262619 is hereby stricken, and is of no further force and effect. The obligation of CRCI to make future royalty grants based upon acquisitions within the area of interest established in Section 12, below, shall be determined solely by the terms of Sections 11 and 12 herein. The parties hereto state that it is not, and was not, their intent to claim any right, title or interest in and to properties to which Hendricks or CRCI do not, or did not, actually acquire record title.

                  f. The obligation to make further or future royalty grants based upon an acquisition by CRCI within the area of interest shall be limited as follows:

                           To the extent that any acquired property is already burdened (by grant, reservation, or otherwise) with an existing royalty interest, the Royalty Holders shall be entitled to receive a royalty grant only to the extent that the existing royalty interest is less than 2.0% of Net Smelter Returns, and then only as to the difference between the existing royalty and 2.0%. To the extent that the existing royalty interest in an acquired property equals or exceeds 2.0% of Net Smelter Returns, the Royalty Holders shall receive no further Royalty as to that property, claim or group of claims. In the event that the underlying royalties are terminated by their terms, reduced or otherwise merged or extinguished, Royalty Holders shall receive their royalty share to the extent that the total of royalties then applicable does not exceed 2.0% of Net Smelter Returns.

                  g. To the extent that CRCI acquires an interest in any property which is less than the whole or undivided mineral estate, the total amount of royalty payable from production from, such a fractional interest shall be obtained by multiplying the royalty interest (i.e., 2.0% of Net Smelter Returns) by the fractional interest acquired (for example only, 50.0% or 112, being the interest acquired) to obtain the percentage of Net Smelter Returns payable from the entirety. The parties agree to apply this manner of calculation to any fractional or undivided interest contained or listed in the Prior Grants.

                  h. With regard to the Prior Grants, certain claims, including specifically the Anaconda and Lafayette claims, M.S. 12934; Bob Tail M.S. 13180; Broken Bow M.S. 13146; Garfield M.S. 522; Chief and Monticello lodes, M.S. 15637; and Ponderosa lode M.S. 13172, may have been subject to royalty reservations in favor of others ("underlying royalties") prior to the execution of the Prior Grants. The parties agree that no royalty shall be payable to the Royalty Holders under the Prior Grants as to these properties at any time during the term hereof when the underlying royalties equal or exceed 2.0% of Net Smelter Returns. In the event that the underlying royalties are terminated by their terms, reduced or otherwise merged or extinguished, Royalty Holders shall receive their royalty share to the extent that the total of royalties then applicable does not exceed 2.0% of Net Smelter Returns.

                           CRCI has also acquired the Conger lode mining claim, M.S. 94A, and the Enterprise lode mining claim, M.S. 19828, both of which were subject to prior royalty reservations in favor of previous owners ("additional underlying royalties"). Because such additional underlying royalties are equal to or exceed 2.0% of Net Smelter Returns, Royalty Holders are not currently eligible under the terms hereof to receive royalty payments therefrom in the event of production. If, however, such additional underlying royalties are terminated by their terms, reduced, or otherwise merged or extinguished (in any manner which reduces the prior underlying royalty burden below 2.0% of Net Smelter Returns) within the twenty (20) years following the date of this agreement, CRCI covenants at such time to execute a royalty grant in favor of Royalty Holders as to those properties, for a royalty term of 20 years, of the difference between the reduced royalty burden and 2.0% of Net Smelter Returns. This covenant shall apply to and shall bind CRCI, its successors and assigns to title to the named properties.

         12. Covenant to Execute Future Royalty Grants as to Certain Acquired Properties.

         CRCI covenants to execute additional royalty grants upon any properties which it acquires within the next five (5) years (including properties acquired by location, deed, lease or under any mining law which may in the future become applicable to the public lands of the United States), which properties lie in whole or part within a two mile radius of survey corner number 4 of the Cross Mill Site Claim, Mineral Survey 20681 B, located in Section 9, Township 1 South, Range 73 West, 6th P.M., Boulder County, Colorado. Such grant shall be in the amount of two percent (2.0%) of Net Smelter Returns from Materials mined from the acquired properties and sold or distributed from the date of acquisition to the date 20 years after the date of acquisition, at which point the royalty shall re-vest in CRCI, as the title may be held, or their successor in title.

         The additional royalty grant (and the covenant to make additional grants) shall be subject to the Buyout Option provided for above with no increase in the stated purchase price. This covenant shall further constitute a contract to pay the stated royalty to the Royalty Holders in the stated amount from the date of acquisition through the 20 year period; CRCI covenants to inform any future purchaser of the CRCI properties, as title may be held, of the existence of this Grant and Agreement, and to cause such purchaser to agree to abide by its terms.

         CRCI shall notify the Royalty Holders in writing within thirty (30) days after its acquisition of a property as to which the Royalty Holders are eligible for a further royalty grant pursuant to the terms of Section 11 herein.

         13.      Binding Effect of Royalty Grant.

         When executed, this Grant shall inure to the benefit of, and shall be binding upon, the parties hereto, their heirs, successors and assigns, and in the case of CRCI and AAI, to their successors in title to the Properties.

         Dated as of the date first above written.

                                              CALAIS RESOURCES COLORADO, INC.

                                              By________________________________
                                              Its_______________________________

ACCEPTANCE OF GRANT AND AGREEMENT TO TERMS:

__________________________________            __________________________________
Thomas S. Hendricks                                  Marjorie J. Hendricks

__________________________________
John R. Henderson

AGREEMENT AS TO ASSIGNMENT OF BUYOUT RIGHTS AND TO MODIFICATION OF ROYALTY GRANTS AND CONSENT AS TO ALL TERMS HEREOF.

HENDRICKS MINING CO.

By________________________________
   Thomas S. Hendricks, President

STATE OF COLORADO          )

                                    ) ss.
County of ___________________       )

         The foregoing document was subscribed and sworn to before me this _____ day of __________________, 1998, by ________________________, as
______________________ of Calais Resources, Colorado, Inc.

                                              __________________________________
                                              Notary Public

My Commission Expires:

______________________

STATE OF COLORADO                 )
                                  ) ss.
County of ___________________     )

         The foregoing document was subscribed and sworn to before me this _____ day of __________________, 1998, by Thomas S. Hendricks, as President of Hendricks Mining Co.

                                              __________________________________
                                              Notary Public

My Commission Expires:

________________________

STATE OF COLORADO                   )
                                    ) ss.
County of ___________________       )

         The foregoing document was subscribed and sworn to before me this _____ day of __________________, 1999, by Thomas S. Hendricks.

                                              __________________________________
                                              Notary Public

My Commission Expires:

_________________________

STATE OF COLORADO                   )

                                    ) ss.
County of ___________________       )

         The foregoing document was subscribed and sworn to before me this _____ day of __________________, 1998, by Marjorie J. Hendricks.

                                              __________________________________
                                              Notary Public

My Commission Expires:

________________________

STATE OF COLORADO                   )
                                    ) ss.
County of ___________________       )

         The foregoing document was subscribed and sworn to before me this _____ day of __________________, 1998, by John R. Henderson.

                                              __________________________________
                                              Notary Public

My Commission Expires:

_______________________

                                  EXHIBIT A TO
                                  ROYALTY DEED

PARCEL 1

The COMSTOCK LODE MINING CLAIM (United States Mineral Survey No.52) located in the Grand Island Mining District and embracing a portion of Section 8, Township 1 South, Range 73 West of the 6th P.M. as set forth and patented in United States Patent, recorded October 13, 1888 in Book 79 at Page 273.

PARCEL 2

The IXL LODE MlNING CLAIM. (United States Mineral Survey No.85) located in the Grand Island Mining District and embracing a portion of Section 8, Township 1 South, Range 73 West of the 6th P.M. as set forth and patented in United States Patent recorded, March 17, 1928 in Book 452 at Page 73.

PARCEL 3

The STATEN ISLAND LODE MINING CLAIM: (United States. Mineral Survey No. 124) located in the Grand Island Mining District and embracing a portion of Sections 5 and 8, Township 1 South, Range 73 West of the 6th P.M. as set forth and patented in United States Patent, recorded May 20, 1935 in Book 452 at Page 118.

PARCEL 4

The PROMISE LODE MINING CLAIM (United States Mineral Survey No. 149) located in the Grand Island Mining District and embracing a portion of Section 5, Township 1 South, Range 73 West of the 6th P.M. as set forth and patented in United States Patent, recorded October 2, 1912 in Book 167 at Page 211.

PARCEL 5

The MONITOR LODE MINING CLAIM (United States Mineral Survey No.227) located in the Grand Island Mining District and embracing a portion of Sections 8 and 9, Township 1 South, Range 73 West of the 6th P.M. as set forth and patented in United States Patent, recorded in Book 59 at Page 214.

PARCEL 6

The MONADNOC LODE MINING CLAIM (United States Mineral Survey No. 274) located in the Grand Island Mining District and embracing a portion of Section 5, Township 1 South, Range 73 West of the 6th P.M. as set forth and patented in United States Patent recorded, in Book ... at Page...

PARCEL 7

The NEW YORK LODE MINING CLAIM and NEW YORK MILL SITE CLAIM (United States Mineral Survey No. 344A and 344B) located in the Grand Island Mining District and embracing a portion of Sections 8 and 9, Township 1 South, Range 73 West of the 6th P.M. as set forth and patented in United States Patent, recorded September 29, 1898 in Book 204 at Page 113.

PARCEL 8

The NORTHWESTERN LODE MINING CLAIM (United States Mineral Survey No. 429) located in the Grand Island Mining District and embracing a portion of Section 5, Township 1 South, Range 73 West of the 6th P.M. as set forth and patented in United States Patent, recorded in Book ... at Page...

PARCEL 9

The NAUTILIS LODE MINING CLAIM (United States Mineral Survey No. 452) located in the Grand Island Mining District and embracing a portion of Section 8, Township 1 South, Range 73 West of the 6th P.M. as set forth and patented in United States Patent, recorded in Book 59 at Page 332.

PARCEL 10

The LITTLE EDDIE LODE MINING CLAIM (United States Mineral Survey No. 716) located in the Grand Island Mining District and embracing a portion of Section 8, Township 1 South, Range 73 West of the 6th P.M. as set forth and patented in United States Patent, recorded October 7, 1906, in Book 237 at Page 48.

PARCEL 11

The NORTH STAR LODE MINING CLAIM (United States Mineral Survey No 5269) located fu the Grand Island Milling District and embracing a portion of Section 5, Township 1 South, Range 73 West of the 6th PM as set forth and parented in United States Patent, recorded February 15, 1912 in Book 339 at Page 102.

PARCEL 12

The DEVELING LODE MINING CLAIM (United Stares Mineral Survey No. 13510) located in the Grand Island Mining District and embracing a portion of Sections 4 and 5, Township 1 South, Range 73 West of the 6th P.M. as set forth and patented in United States Patent, recorded June 9, 1903 in Book 237 at Page 108.

PARCEL 13

The EUREKA LODE MINING CLAIM (United States Mineral Survey No 13685) located in the Grand Island Mining District and embracing a portion of Sections 5 and 8, Township I South, Range 73 West of the 6th P.M. as set forth and patented in United States Patent, recorded January 25, 1904 in Book 237 at Page 128.

PARCEL 14

The LAST CHANCE LODE MINING CLAIM (United States Mineral Survey No. 14246) located in the Grand Island Mining District and embracing a portion of Section 8, Township I South, Range 73 West of the 6th P.M. as set forth and patented in United States Patent, recorded December 19, 1979 under Reception No. 375456.

PARCEL 15

The PANDORA #1 and PANDORA #4 LODE MINING CLAIMS (United States Mineral Survey No. 20597) located in the Grand Island Mining District and embracing a portion of Section 5, Township 1 South, Range 73 West of the 6th P.M. as set forth and patented in United States Patent, recorded March 1, 1961 in Book 1175 at Page 1.

PARCEL 16

NATION LODE, Mineral Survey No. 12985 and NATION NO. 2 LODE, Mineral Survey No. 15637 and NATION NO. 3 LODE, Mineral Survey No. 15637, in the Grand Island Mining District and embracing a portion of Section 9, Township 1 South, Range 73 West of the 6th P. M., County of Boulder, State of Colorado.

PARCEL 17

The OPHIR LODE MINING CLAIM (United States Mineral Survey No. 587) located in the Grand Island Mining District and embracing a portion of Sections 8 and 9, Township 1 South, Range 73 West of the 6th P.M. as set forth and patented in
United States Patent, recorded under Reception No..... , County of Boulder,
State of Colorado.

PARCEL 18

An undivided 3/8 interest in the CANADIAN LODE MINING CLAIM (United States Mineral Survey No. 666) located in the Grand Island Mining District and embracing a portion of Section 6, Township 1 South, Range 73 West of the 6th P.M. as set forth and patented in United States Patent, recorded April 26, 1898 in Book 204 at Page 102.

Calais Resources Colorado, Inc. has acquired a 50% record interest in and to Parcels 19 through 24, inclusive. As to the interest acquired, the royalty amount payable from production from the entirely shall be determined by multiplying the Grant amount (2.0% of Net Smelter Returns) by 50.0%.

PARCEL 19

The ANNEX and THUNDER LODE MINING CLAIMS (United States Survey No. 16701) located in the Grand Island Mining District and embracing a portion of Sections 15, 16, 21 and 22 in Township 1 South, Range 73 West of the 6th P.M., County of Boulder, State of Colorado,

EXPRESSLY EXCEPTING AND EXCLUDING that portion of mining claim or United States Survey No. 13653 as excepted and excluded in Patent, recorded February 23, 1905 in Book 288 at Page 14.

PARCEL 20

The SECOND NATIONAL, THIRD NATIONAL, FOURTH NATIONAL, FIFTH NATIONAL, SIXTH NATIONAL, SEVENTH NATIONAL, EIGHTH NATIONAL, NINTH NATIONAL, TENTH NATIONAL, ELEVENTH NATIONAL AND TWELFTH NATIONAL LODE MINING CLAIMS (United Stares Survey No. 12567) located in the Grand Island Mining District and embracing a portion of Sections 9, 10, 15 and 16 in Township 1 South, Range 73 West of the 6th P.M., County of Boulder, State of Colorado,

EXPRESSLY EXCEPTING AND EXCLUDING that portion of the St. Joe Lode Claim, unsurveyed, as excepted and excluded in Patent, recorded March 17, 1897 in Book 204 at Page 127,

PARCEL 21

The ARLET NO. 1, ARLET No. 2, ARLET NO. 3 and ARLET NO. 4 LODE MINING CLAIMS and STANDARD NO. 6 and STANDARD NO. 9 LODE MINING CLAIMS (United States Survey No. 16705) located in the Grand Island Mining District and embracing a portion of Sections 9 and 16 in Township 1 South, Range 73 West of the 6th P.M., County of Boulder, State of Colorado.

EXPRESSLY EXCEPTING AND EXCLUDING all that portion of Survey No. 15088 and Nation No. 2 and Nation No. 3 Lode Claim, Survey No, 15637, as excepted and excluded in Patent, recorded April 9, 1991 on Film 1668 as Reception No. 1096724. PARCEL 22

STANDARD NO. 1, STANDARD NO. 2, STANDARD NO. 3, STANDARD NO.4, STANDARD NO. 5 and STANDARD NO. 8 LODE MINING CLAIMS and COUNTESS LODE MINING CLAIM and FAIR LODE MINING CLAIM (United States Survey No. 15088) located in the Grand Island Mining District and embracing a portion of Sections 9 and 16 in Township 1 South, Range 73 West of the 6th P.M., County of Boulder, State of Colorado,

         EXPRESSLY EXCEPTING AND EXCLUDING all that portion of Fourth National Lode Claim, Survey No. 12567, as excepted and excluded in Patent, recorded April 9, 1991 on Film 1668, as Reception No. 1096722.

         PARCEL 23

         NATIONAL PLACER (United States Survey No. 17718) located in the Grand Island Mining District and embracing a portion of Section 9, Township I South, Range 73 West of the 6th P.M., County of Boulder, State of Colorado.

         PARCEL 24

         PIPE LINE LODE MINING CLAIM (United States Survey No. 12567) located in the Grand Island Mining District and embracing a portion of Sections 9, 10, 15 and 16, in Township 1 South, Range 73 West of the 6th P.M., County of Boulder, State of Colorado,

         EXPRESSLY EXCEPTING AND EXCLUDING that portion of St. Joe Lode Claim unsurveyed, as excepted and excluded in Patent, recorded March 17, 1897 in Book 204 at Page 127.

PARCEL 25

A 39/143 interest in and to the IDAHO Lode Mining Claim (United States Mineral Survey No. 96A) and a 221/858 interest in and to the IDAHO Millsite Lode Mining Claim (United States Mineral Survey No. 96B) located in the Grand Island Mining District and embracing a portion of Section 8 in Township 1 South, Range 73 West of the 6th P.M., County of Boulder, state of Colorado.

                            RANT OF ROYALTY INTEREST
                                 FOR FIXED TERM

         This Grant of Royalty Interest for Fixed Term (the "Grant")is executed this 28TH day of January, 1993, by

                  HENDRICKS MINING CO. a/k/a
                  Hendricks Mining Company
                  3000 North 63rd Street
                  Boulder, Colorado 80301 ("HMC")

in favor of

                  Thomas S. Hendricks
                  3850 Newport Lane
                  Boulder, Colorado 80304

                  Marjorie J. Hendricks
                  715 North 30th Street
                  Colorado Springs, Colorado 80904

                  John R. Henderson
                  1151 W. Enclave Circle
                  Louisville, Colorado 80027 (the "Royalty Holders").

         For and in consideration of other good and valuable consideration, the receipt of which is hereby acknowledged and confirmed by HMC, HMC does, for itself, its successors and assigns, hereby grant to the Royalty Holders (in the percentage interests set forth below) a 2.0% Net Smelter Return Royalty Interest (the "Royalty" ) applicable to ores and minerals mined from the properties listed ,on Exhibit A attached hereto (the "properties"), on the following terms:

1. The Royalty Interest shall be two percent (2%) of Net Smelter Returns from the ores or minerals of any kind mined from the Properties and sold or distributed.

         The Royalty shall be distributed in the following percentages, or otherwise as the Royalty Holders shall direct:

                           Thomas S. Hendricks                85.354%
                           Marjorie J. Hendricks              10.101%
                           John R. Henderson                  4.545%

2. The term of the Royalty Interest shall be twenty (20) years from the date hereof, and shall apply to ores or minerals severed (whether or not sold or distributed) on or prior to the termination date.

3. "Net Smelter Returns" as used herein shall mean the gross revenues received by HMC for all ores, minerals, concentrates or dore ("material") produced and sold from the properties less only the actual costs of sale, insurance, smelting or refining and the cost of transportation to the smelter or refinery or other arms length purchaser. For the purpose of this section "actual costs of smelting or refining" shall be defined as excluding the costs of mining, milling, heap or other leaching and/or in-situ processing. If HMC elects to forward sell gold and silver, Gross Revenues received by HMC for such gold and silver shall be deemed to be the spot price as quoted by the London PM fixing for gold and silver on the date the gold and silver is delivered by HMC to the purchaser. The net smelter return royalty will be calculated by deducting the costs set forth above from the Gross Revenues deemed to have been received by HMC.

4. The Royalty Interest herein granted shall be paid to the Royalty Holders during the next calendar month succeeding the calendar month in which sales proceeds are realized or in which distribution to working or other interest holders is made, such payment to be accompanied by a detailed smelter or other sale settlement sheet together with a copy in suitable detail of the calculation used in determining the royalty payment. If material is distributed (a "distribution" ), rather than sold to an arm's length purchaser, the Royalty Holders' Net Smelter Return Royalty shall be calculated and paid by HMC to the Royalty Holders as though materials produced and sold from the Properties had been sold to a smelter, refinery or other purchaser by HMC in an arm's length transaction meaning that HMC shall determine what its gross revenues would have been had the material been sold in an arm's length transaction. HMC then shall deduct from the deemed gross revenue figure the costs and charges referred to in paragraph 3. All royalty payments made to the Royalty Holders pursuant to this paragraph 4 shall be accompanied by a statement showing how the royalty interest payment was calculated. If the parties disagree, the matter shall be resolved in accordance with the Commercial Arbitration Rules of the American Arbitration Association in Denver, Colorado.

5. The Royalty Holders, by accepting the Grant, hereby agree to pay any tax, including any metalliferous production tax or severance tax (now existing or enacted in the future) applicable to its two percent (2%) Royalty Interest as the same is defined herein. Each party shall be individually responsible for payment of its own taxes upon income, whether State, Federal or local in nature.

6. In addition to the Grant evidenced by this Agreement, this Grant shall also constitute:

         a. A contract between HMC and the Royalty Holders, their respective successors and assigns, to pay the Royalty Interest as and when due; and

         b. A mutual covenant running with the Properties expiring upon the termination date provided in Section 2 above.

         In the event that any court of competent jurisdiction should find, after any period for appeal has expired, that the Royalty Interest granted herein is, instead, a grant of an undivided two percent (2%) interest in the Properties (which the parties do not intend), then and only then such interest shall be deemed to be leased to HMC for the twenty (20) year term, at a lease royalty rate equivalent to one hundred percent (100%) of gross revenues attributable to the two percent (2%) interest, less an equivalent percentage of deductible costs as defined above, to be paid in the manner provided herein as and when due.

         Such lease would terminate on the twenty (20) year anniversary date hereof, subject only to accounting for. ores. previously severed, and title to HMC's interest in the Properties would be deemed to revest in HMC, or its successor in title to the Properties.

7. This Grant shall continue to apply to any amendment, relocation or new location of the unpatented mining claims listed in Exhibit A (or, if the 1872 Mining Act be changed, to any new or successor interest as may be established or provided for under any successor law, including, but not limited to, a conversion or relocation of the unpatented claims) or, if applicable, after the grant of a mineral patent or patents. In the event that a successor interest is created, HMC agrees to evidence this grant in the form of a new writing applicable to the new or successor interest.

8. Unless directed otherwise in writing by the Royalty Holders, HMC's payment obligations hereunder shall be deemed satisfied by making such payments as are required hereunder to the following account:

                  Account Number:                    1069518270
                  Bank Name:                         Bank One Boulder
                  Bank Wire Transfer Number:         ABA# 107000194

         and by providing the Royalty Holders with originals or copies of originals of the settlement documentation.

9. If the Royalty Holders receive a bona fide offer which they are willing to accept for the Net Smelter Return Royalty or any part thereof or negotiates the sale of their Net Smelter Return Royalty or any part thereof while the same is payable hereunder; the Royalty Holders shall immediately give written notice thereof to HMC. The notice shall include a disclosure of the prospective purchaser and specify the price for the interest being sold or disposed of and all other terms and conditions of the offer to include a description of any non-cash "consideration and its estimated cash value. If the parties disagree as to the cash value of any such non-cash consideration, the matter shall be resolved in accordance the Commercial Arbitration Rules of the American Arbitration Association in Denver, Colorado. For a period of thirty (30) days following receipt of such notice or the determination by arbitration of the cash value of any non-cash consideration included in the notice, whichever is later, HMC shall have the first right and option to acquire the Net Smelter Return Royalty or the part thereof being sold or disposed of by the Royalty Holders upon the terms stated in the notice. The right and option of HWC to acquire the Net Smelter Return Royalty or interest therein being sold or disposed of by the Royalty Holders shall be exercised by written notice to the Royalty Holders within thirty (30) days from the effective-date of the original notice to HWC or from an arbitrator's decision on the cash value of any non-cash consideration included in the offer. If HWC exercises its option, closing of the acquisition shall take place within ten (10) days following the exercise of the option. The Royalty Holders shall execute an assignment of the Net Smelter Return Royalty or part thereof being sold or disposed of by the Royalty' Holders to HMC which shall contain a special warranty that the interest being assigned is free and clear of all liens, claims, clouds and encumbrances arising by, through or under the Royalty Holders. At Closing, HMC shall deliver to the Royalty Holders the cash consideration (including the estimated value of any non-cash consideration) for the interest being acquired by HMC by cashier's check or certified funds.

         If HMC fails to exercise its option as herein provided, the Royalty Holders may accept the bona fide offer extended to them or close the transaction they negotiated for the disposal of their Net Smelter Return Royalty or part thereof subject to being sold or disposed of; provided, however, that the Royalty Holders may not dispose of their interest for a consideration less favorable to them than the terms specified in the original notice given to HMC hereunder and provided, further, that if the Royalty Holders have not completed the sale of their interest, or the portion thereof set forth in the notice, within sixty (60) days following the expiration of the thirty (30) day period provided above, the provisions of this right of refusal shall again become effective.

10. HMC shall have the right and option to elect to purchase the Royalty Interest from the Royalty Holders at any time during its term for the option Price of $1.5 million U.S. in cash ($1,500,000). Upon HMC's informing the Royalty Holders of its written election to purchase, there shall be created an agreement for the Royalty Holders to sell, and for HMC to purchase, the Royalty Interest.

         Closing shall be held at 1720 14th Street in Boulder, Colorado on the 15th business day following the date of receipt of the written notice. The transfer shall be by Bargain and Sale Deed.

         The parties agree that the value of the Royalty Interest is highly speculative; Royalty Holders, for their part, agree that the grant of the Purchase Option is absolute, and that the Option may be" exercised at any time during its term, including the in event that minerals in commercial quantities are discovered on the Properties. For the purposes of clarity, the giving of notice of exercise of the Purchase option shall be the cutoff date for accounting for minerals upon which royalty may be due and owing as of the date of Closing, being all minerals which have been sold or shipped to the Purchaser as of that date.

11. HMC covenants to execute additional royalty grants upon any properties which it acquires within the next 10 years (including properties acquired by location, deed, lease or under any mining law which may in the future become applicable to the public lands of the United States), which properties lie in whole or part, within a two mile radius of survey corner number 5 of the Cross Mill Site Claim, Mineral Survey 20681 B, located in Section 9, Township l South, Range 73 West, 6th P.M. Such grant shall be in the amount of one percent (1.0%) of Net Smelter Returns from ores and minerals produced and sold from the acquired properties from the date of acquisition to the date 20 years after the date of acquisition, at which point the royalty shall re-vest in HMC.

         The additional royalty grant (and the covenant to make additional grants) shall be subject to the Purchase option provided for above. This covenant shall further constitute a contract to pay the stated royalty to the Royalty Holders in the stated amount from the date of acquisition through the 20 year period; HMC covenants to inform any future purchaser of the HMC properties of the existence of this Grant and Agreement, and to cause such purchaser to agree to abide by its terms.

         The parties have attached hereto, for convenience of reference only, a list of the properties ("Exhibit B") which the parties believe to lie within a two mile radius of the designated point, listed by Mineral Survey number and/or name. The parties do not intend hereby to cloud the title to such properties, as only acquisition of those properties by HMC or its nominees would give rise to the obligations herein created.

         When executed, this Grant shall inure to 'the benefit of, and shall be binding upon, the parties hereto, their heirs, successors and assigns, and in the case of HMC, to its successors in title to the Properties.

         Date as of the date first above written.

ATTEST:                                       HENDRICKS MINING CO.

By:_____________________________              By:_______________________________
John R. Henderson,                                    Thomas S. Hendricks,
Assistant Secretary                                   President

ACCEPTANCE OF GRANT AND AGREEMENT TO TERMS:

________________________________              __________________________________
Thomas S. Hendricks                                   Marjorie J. Hendricks

________________________________
John R. Henderson

STATE OF COLORADO         Section
                          Section
COUNTY OF BOULDER         Section

         The foregoing Grant of Royalty Interest for Fixed Term was acknowledged before me this 28th day of January, 1993, by Thomas S. Hendricks on behalf of Hendricks Mining Co., a Colorado corporation.

         WITNESS my hand and official seal.

                                              __________________________________
                                              Notary Public

                                              My commission expires: ___________

STATE OF COLORADO         Section
                          Section
COUNTY OF BOULDER         Section

         The foregoing Grant of Royalty Interest for Fixed Term was acknowledged before me this 28th day of January, 1993, by Thomas S. Hendricks.

         WITNESS my hand and official seal.

                                              __________________________________

                                              Notary Public

                                              My commission expires: __________

STATE OF COLORADO         Section
                          Section
COUNTY OF EL PASO         Section

         The foregoing Grant of Royalty Interest for Fixed Term was acknowledged before me this 28th day of January, 1993, by Marjorie J. Hendricks.

         WITNESS my hand and official seal.

                                              __________________________________

                                              Notary Public

                                              My commission expires: ___________

STATE OF COLORADO         Section
                          Section
COUNTY OF BOULDER         Section

         The foregoing Grant of Royalty Interest for Fixed Term was acknowledged before me this 28th day of January, 1993, by John R. Henderson.

         WITNESS my hand and official seal.

                                              __________________________________
                                              Notary Public

                                              My commission expires: ___________